SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2019

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2019, Ultra Clean Holdings, Inc. (“the Company”) announced that it had appointed Vijayan Chinnasami as the Company’s Chief Operating Officer. Mr. Chinnasami is expected to commence his employment with the Company on April 1, 2019.

Prior to joining the Company, Mr. Chinnasami, 53, served as the Senior Vice President of EMS Operations at Jabil Inc. from March 2017 to March 2019, as Chief Executive Officer of CaliBurger (Malaysia) from January 2015 to January 2017 and as Chief Executive Officer of Advanced Optronic Devices (Malaysia) from January 2014 to January 2017. Prior to that, Mr. Chinnasami served in various capacities with SunEdison International, Inc. (formerly MEMC Electronic Materials, Inc.), including most recently as Senior Vice President, Solar Materials, from May 2010 to August 2014, where his responsibilities included the executive management of the polysilicon, wafer, cell and module businesses. Mr. Chinnasami’s previous roles have also included Senior Vice President of the Industrial Business Unit at Johnson Electric Health Hong Kong and Vice President and General Manager of the Consumer Segment business unit of Flextronics International, Ltd. Mr. Chinnasami holds a Bachelor’s degree in Production Engineering from Swinburne University of Technology.

Mr. Chinnasami’s offer letter from the Company provides that his salary shall be $465,000 per year. Mr. Chinnasami is also eligible to participate in the Company’s management bonus plan, which includes an initial target payout of 75% of his base salary on an annualized basis after one full quarter of employment. The offer letter provides that Mr. Chinnasami is to receive an award of restricted stock units of the Company on the last Friday of the month in which Mr. Chinnasami is appointed that is valued at $900,000, which will vest over three years in equal annual installments on each anniversary of the grant date and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan. Under the offer letter, Mr. Chinnasami is also entitled to certain other benefits, including a transportation and mobile phone allowance during his employment.

In connection with Mr. Chinnasami’s appointment, the Company expects to enter into its standard form change in control severance agreement with Mr. Chinnasami in the form previously approved by the Company, and Mr. Chinnasami will be eligible to participate under the Company’s Severance Benefits for Executive Officers policy.

The foregoing is only a summary of the terms of the offer letter, and is qualified in its entirety by reference to the offer letter that is filed as Exhibit 99.1 hereto.

Item 8.01 Other Events

On March 25, 2019, the Company issued a press release announcing the appointment of Mr. Chinnasami as the Company’s Chief Operating Officer. A copy of the press release announcing the pricing of the term loan facility is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Offer letter between the Company and Mr. Chinnasami
99.2	Press release announcing the appointment of Mr. Chinnasami as Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	March 28, 2019	By:	/s/ Sheri Savage
			Name:	Sheri Savage
			Title:	Chief Financial Officer, Senior Vice President of Finance and Secretary